UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 22, 2006

Date of report (Date of earliest event reported)

NEW ULM TELECOM, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-3024	41-0440990
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

27 North Minnesota Street

New Ulm, MN 56073

(Address of principal executive offices, including zip code)

(507) 354-4111

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

On December 22, 2006, New Ulm Telecom, Inc. paid the remaining principal amount due on its loans to CoBank, ACB, including all accrued interest and associated expenses, in the aggregate amount of $7.52 million pursuant to the terms of a Payoff Statement from CoBank, ACB. A copy of the Payoff Statement is attached hereto as Exhibit 10.1 and is hereby incorporated by reference. The Company had previously paid down the balance on its $25 million secured ten-year reducing credit facilities with CoBank, ACB, by approximately $5.25 million to bring the total borrowings under the credit facilities to approximately $7.75 million at October 31, 2006.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits
10.1	Payoff Statement for indebtedness with CoBank, ACB.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Ulm Telecom, Inc.

Date: December 27, 2006	By:	/s/ Nancy Blankenhagen
Nancy Blankenhagen Chief Financial Officer